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Exhibit 10.38

AMENDMENT TO
AMENDED AND RESTATED MANAGEMENT AGREEMENT

        THIS AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (this "Amendment") is made and entered into effective June 1, 2002 by and between NS ASSOCIATES I, LTD., a Texas limited partnership ("Developer"), DFW RESTAURANT TRANSFER CORP., a Texas corporation ("Manager") and SCHLOTZSKY'S,  INC., a Texas corporation ("Guarantor").

W I T N E S S E T H:

        WHEREAS, Developer, Manager and Guarantor have heretofore entered into an Amended and Restated Management Agreement (the "Amended and Restated Management Agreement") dated as of February 7, 2001, pursuant to which, upon the terms and conditions therein set forth, Manager was engaged to perform all of Developer's duties under that certain Amended and Restated Schlotzsky's Area Developer Agreement dated August 13, 1996 between Developer and Guarantor, as amended (the "ADA"); and

        WHEREAS, the parties have agreed to modify certain provisions of the Amended and Restated Management Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Defined Terms. All capitalized terms used herein and not defined herein or in the Amended and Restated Management Agreement shall have the meanings assigned to them in that certain Amended and Restated Option Agreement as of February 7, 2001 between Developer, Manager and Guarantor.

        2.    Revision of Manager's Compensation. Section 3 of the Amended and Restated Management Agreement is hereby amended to read in its entirety as follows:

          "3. Manager's Compensation. As compensation for its services hereunder, Manager shall receive a management fee equal to 100% of the store transfer fees payable under the ADA and the following:

          -During the period commencing on the date that Manager first performed services under the Original Management Agreement and continuing until August 16, 2001, Manager shall receive a fee equal to 60% of the royalties and all of the Franchise Fees paid to Developer for such period under the ADA;

          -During the period commencing on August 17, 2001 and continuing until August 31, 2002, Manager shall receive a fee equal to 50% of the royalties and all of the Franchise Fees paid to Developer for such period under the ADA; and

          -During the period commencing September 1, 2002 and continuing until such time, if any, as the Closing shall occur, Manager shall receive a fee equal to 10% of the royalties paid to Developer for such period under the ADA;

  Provided that subject to Section 11 hereof, all such fees shall cease to accrue upon the earlier of the Closing or the termination of this Agreement pursuant to Section 9 hereof. Developer hereby authorizes Guarantor to pay directly to Manager, Manager's share of such royalties. Manager shall be responsible for paying its own expenses."

        3.    Continuing Effect. Except as amended hereby, the Amended and Restated Management Agreement is, and shall remain, in full force and effect according to the terms and conditions set forth therein.

        4.    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF the parties have executed this amendment as of the day and year first above written.

MANAGER:
DFW RESTAURANT TRANSFER CORP., a Texas corporation
By:
John C. Wooley, President
DEVELOPER:
NS ASSOCIATES I, LTD., a Texas limited partnership
By: NS Associates, Inc., a Texas corporation, its General Partner
By:
Morris P. Newberger, President
GUARANTOR:
SCHLOTZSKY'S, INC., a Texas corporation
By:
John C. Wooley, President

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Exhibit 10.38
AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT